Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                              CARGILL, INCORPORATED

                            ABACUS ACQUISITION CORP.

                                       and

                         AGRIBRANDS INTERNATIONAL, INC.

                          dated as of December 1, 2000


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                                TABLE OF CONTENTS

                                                                            Page
AGREEMENT AND PLAN OF MERGER...................................................1
   Recitals....................................................................1

ARTICLE I  THE MERGER; CLOSING.................................................1
   1.1.    The Merger..........................................................1
   1.2.    Directors and Officers..............................................2
   1.3.    Articles of Incorporation and Bylaws................................2

ARTICLE II. EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY..................2
   2.1.    Conversion of Merger Sub Stock......................................2
   2.2.    Conversion of Common Stock..........................................2
   2.3.    Surrender and Payment...............................................3
   2.4.    Options.............................................................4
   2.5.    Withholding Rights..................................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................5
   3.1.    Organization and Good Standing......................................5
   3.2.    Capitalization......................................................6
   3.3.    Subsidiaries........................................................6
   3.4.    Authorization; Binding Agreement....................................7
   3.5.    Governmental Approvals..............................................7
   3.6.    No Violations.......................................................7
   3.7.    Securities Filings and Litigation...................................8
   3.8.    Financial Statements................................................9
   3.9.    Absence of Certain Changes..........................................9
   3.10.   Related Party Transactions.........................................10
   3.11.   Compliance with Laws...............................................10
   3.12.   Permits............................................................10
   3.13.   Finders and Investment Bankers.....................................10
   3.14.   Material Contracts.................................................10
   3.15.   Employee Benefit Plans.............................................11
   3.16.   Taxes and Returns..................................................13
   3.17.   No Adverse Actions.................................................15
   3.18.   Fairness Opinion...................................................15
   3.19.   Takeover Statutes and Charter......................................15
   3.20.   Rights Plan........................................................15
   3.21.   Ralston Purina Consents............................................15
   3.22.   WPS Amendment to Management Continuity Agreement...................16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT..........................16
   4.1.    Organization and Good Standing.....................................16
   4.2.    Authorization; Binding Agreement...................................16
   4.3.    Governmental Approvals.............................................16
   4.4.    No Violations......................................................17


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   4.5.    Financing..........................................................17

ARTICLE V. ADDITIONAL COVENANTS OF THE COMPANY................................17
   5.1.    Conduct of Business of the Company and the Company Subsidiaries....17
   5.2.    Notification of Certain Matters....................................19
   5.3.    Access and Information.............................................20
   5.4.    Shareholder Approval...............................................20
   5.5.    Reasonable Best Efforts............................................21
   5.6.    Public Announcements...............................................21
   5.7.    Compliance.........................................................21
   5.8.    Company Benefit Plans..............................................21
   5.9.    Solicitation of Acquisition Proposal...............................22
   5.10.   SEC and Shareholder Filings........................................25
   5.11.   Takeover Statutes..................................................25
   5.12.   Spin-off Covenant..................................................25

ARTICLE VI. ADDITIONAL COVENANTS OF PARENT AND MERGER SUB.....................26
   6.1.    Notification of Certain Matters....................................26
   6.2.    Reasonable Best Efforts............................................27
   6.3.    Public Announcements...............................................27
   6.4.    Director and Officer Liability.....................................27
   6.5.    Company Employee Agreements........................................28

ARTICLE VII. PROXY STATEMENT..................................................28

ARTICLE VIII. CONDITIONS......................................................29
   8.1.    Conditions to Each Party's Obligations.............................29
     8.1.1.   Company Shareholder Approval....................................29
     8.1.2.   No Injunction or Action.........................................29
     8.1.3.   Governmental Approvals..........................................30
     8.1.4.   HSR Act.........................................................30
   8.2.    Conditions to Obligations of the Company...........................30
     8.2.1.   Parent Representation and Warranties............................30
     8.2.2.   Performance by Parent...........................................31
     8.2.3.   No Material Adverse Change......................................31
     8.2.4.   Certificates and other Deliveries...............................31
   8.3.    Conditions to Obligations of Parent................................31
     8.3.1.   Company Representations and Warranties..........................31
     8.3.2.   Performance by the Company......................................31
     8.3.3.   No Material Adverse Change......................................31
     8.3.4.   Certificates and Other Deliveries...............................32
     8.3.5.   Required Consents...............................................32
     8.3.6.   Spin-off Covenant...............................................32
     8.3.7.   Effectiveness of WPS Company Options............................32
     8.3.8.   Effectiveness of Consent and Agreement..........................32

ARTICLE IX. TERMINATION AND ABANDONMENT.......................................33


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   9.1.    Termination........................................................33
   9.2.    Effect of Termination..............................................34

ARTICLE X. MISCELLANEOUS......................................................35
   10.1.   Confidentiality....................................................35
   10.2.   Amendment and Modification.........................................36
   10.3.   Waiver of Compliance; Consents.....................................36
   10.4.   Survival of Representations and Warranties.........................36
   10.5.   Notices............................................................36
   10.6.   Binding Effect; Assignment.........................................37
   10.7.   Expenses...........................................................38
   10.8.   Governing Law......................................................38
   10.9.   Counterparts.......................................................38
   10.10.  Interpretation.....................................................38
   10.11.  Entire Agreement...................................................38
   10.12.  Specific Performance...............................................38
   10.13.  Third Parties......................................................39


                                       iii


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                             INDEX OF DEFINED TERMS
                                                                            Page

Acquisition Proposal..........................................................24
affiliate.....................................................................36
Agreement......................................................................1
Articles of Merger.............................................................2
Benefit Plan..................................................................11
Certificates...................................................................3
Closing........................................................................1
Closing Date...................................................................2
Code..........................................................................11
Company........................................................................1
Company Common Stock...........................................................3
Company Disclosure Schedule....................................................5
Company Material Adverse Effect................................................5
Company Options................................................................4
Company Preferred Stock........................................................6
Company Proposal..............................................................20
Company Shareholders Meeting..................................................20
Company Subsidiaries...........................................................5
Consent........................................................................7
Dissenting Shares..............................................................3
Effective Time.................................................................2
Enforceability Exceptions......................................................7
ERISA.........................................................................11
Event..........................................................................9
Exchange Act...................................................................6
Exchange Fund..................................................................4
Final Order...................................................................28
Financial Statements...........................................................9
Foreign Plans.................................................................13
Governmental Authority.........................................................7
Indemnified Losses............................................................26
Indemnified Person............................................................26
Initial Period Acquisition Inquiry............................................22
Initial Period Inquirors......................................................22
Initial Solicitation Period...................................................22
IRS...........................................................................11
Law............................................................................8
Letter of Transmittal..........................................................4
Litigation.....................................................................9
Material Contract.............................................................10
Merger.........................................................................1


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Merger Consideration...........................................................3
Merger Sub.....................................................................1
Missouri Code..................................................................1
Multi-Employer Plan...........................................................11
NYSE...........................................................................7
Parent.........................................................................1
Parent Disclosure Schedule....................................................16
Parent Material Adverse Effect................................................16
Parent Subsidiaries........................................................3, 16
Paying Agent...................................................................4
Permits.......................................................................10
person........................................................................36
Proxy Statement...............................................................27
Rights Agreement..............................................................15
RP............................................................................15
SAR............................................................................5
Securities Act.................................................................6
Securities Filings.............................................................8
Spin-Off Opinion..............................................................31
subsidiary....................................................................36
Superior Proposal.............................................................24
Surviving Corporation..........................................................1
Takeover Statute..............................................................15
Tax...........................................................................14
Tax Return....................................................................14
Termination Fee...............................................................32
WPS Continuity Agreement Amendment............................................16

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of December 1, 2000, by and between Cargill, Incorporated, a Delaware corporation ("Parent"), Abacus Acquisition Corp., a Missouri corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Agribrands International, Inc., a Missouri corporation (the "Company").

                                    Recitals

        A. The Special Committee of the Board of Directors of the Company has recommended and the Board of Directors of the Company has approved and deems it advisable and in the best interests of the Company and its shareholders to consummate the merger provided for herein (the "Merger"), pursuant to which Parent will acquire all of the common stock of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein. The Boards of Directors of Parent and Merger Sub have approved and deem it advisable and in the best interests of their respective companies and their respective shareholders to consummate the Merger upon the terms and subject to the conditions set forth herein.

        B.      Parent, Merger Sub and  the Company   desire  to  make   certain
representations, warranties, covenants and agreements in connection with the Merger.

        NOW,  THEREFORE,   in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               THE MERGER; CLOSING

        1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement:

                (a) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the General and Business Corporation Law of Missouri (the "Missouri Code"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Missouri. As a result of the Merger, the Company shall become a direct, wholly owned subsidiary of Parent. After the Effective Time, the separate corporate existence of Merger Sub shall cease. The Merger shall have the effects as set forth in Section 351.450 of the Missouri Code.

                (b)     The closing of   the Merger  (the "Closing")  shall take
place (a) at the offices of Bryan Cave LLP, One Metropolitan Square, Suite 3600,


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St.  Louis,  Missouri,  at 10:00 a.m.  local  time,  on the fifth  business  day following the day on which the last to be fulfilled or waived of the conditions set forth in Article IX (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                (c) As soon as practicable following the Closing, the parties shall (i) file articles of merger with respect to the Merger (the "Articles of Merger") in such form as is required by and executed in accordance with the Missouri Code and (ii) make all other filings or recordings required under the laws of Missouri. The Merger shall become effective at the date and time of the filing of the Articles of Merger (or such other date and time as may be agreed to by Parent and the Company and specified in the Articles of Merger as may be permitted by the Missouri Code). The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time."

       1.2. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, as of the Effective Time and until their successors are duly appointed or elected in accordance with the laws of Missouri or until their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation and after the Effective Time until such time as their successors shall be duly elected or appointed in accordance with the laws of Missouri or until their earlier death, resignation or removal.


        1.3. Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of the Company immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation as of the Effective Time.

                                   ARTICLE II.

                EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY
                                 AND MERGER SUB

        2.1. Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Corporation of the Merger.

        2.2. Conversion of Common Stock. (a) Subject to the provisions of this Agreement, at the Effective Time each issued and outstanding share of common stock, par value $.01 per share, of the Company together with the associated rights issued pursuant to the Rights Agreement (as hereinafter defined) ("Company Common Stock"), shall be converted into the right to receive


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

in cash from Parent, without interest, an amount equal to $54.50 (the "Merger Consideration");

                (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration upon the surrender of a certificate representing such shares of Company Common Stock, together with a duly completed Letter of Transmittal (as defined below), or a Letter of Transmittal with respect to shares of Company Common Stock held in book-entry form (the "Certificates"). To the extent that objecting shareholders' rights are available under Section 351.455 of the Missouri Code, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not voted for the approval of this Agreement and with respect to which such rights have been properly demanded in accordance with Section 351.455 of the Missouri Code (collectively, the "Dissenting Shares") shall not be converted into the right to receive Merger Consideration at or after the Effective Time unless and until the holder of such shares becomes ineligible for such rights. If a holder of Dissenting Shares becomes ineligible under Section 351.455, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration upon surrender of the Certificates representing such Dissenting Shares in accordance with Section 2.3 of this Agreement. The Company shall give prompt notice to Parent of any demand received by the Company from an objecting shareholder of the Company demanding fair value for the shareholder's Company Common Stock. Prior to the Effective Time, except with the prior written consent of Parent, or as may otherwise be required under applicable law, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

                (c) Notwithstanding anything contained in this section to the contrary, each share of Company Common Stock issued and held in the Company's treasury or by any of the Company's subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

                (d) Notwithstanding the foregoing, each share of Company Common Stock owned by Parent or any of its subsidiaries ("Parent Subsidiaries") at the Effective Time shall, by virtue of the Merger, be canceled and retired without payment of any consideration therefor.

                (e) The Merger Consideration shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to Company Common Stock.

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

        2.3. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Paying Agent") for the purpose of exchanging the Certificates for the Merger Consideration. Immediately after the Effective Time, Parent shall deposit with or make available to the Paying Agent the Merger Consideration to be paid in respect of the shares of Company Common Stock (the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Paying Agent to send, to each record holder of shares of Company Common Stock, at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent) for use in such exchange (a "Letter of Transmittal").

                (b) Upon surrender to the Paying Agent of his Certificate together with a properly completed Letter of Transmittal, each holder of shares of Company Common Stock will be entitled to receive promptly the Merger Consideration in respect of the shares of Company Common Stock represented by his Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration.

                (c) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate, or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

                (d) Any portion of the Exchange Fund made available to or deposited with the Paying Agent pursuant to this Section 2.3 that remains unclaimed by the holders of Company Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares for the Merger Consideration in accordance with this
Section 2.3 prior to that time shall thereafter look only to Parent for payment of such consideration without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the holders of Company Common Stock five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

        2.4. Options. (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (the "Company Options") which is outstanding and unexercised immediately prior to the Effective Time shall be


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

fully vested and converted at the Effective Time into the right to receive an amount of cash, without interest, equal to (1) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Option multiplied by (2) the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time.

                (b) At the Effective Time, each stock appreciation right ("SAR") granted by the Company which is outstanding and unexercised immediately prior to the Effective Time shall be fully vested and converted at the Effective Time into the right to receive an amount of cash, without interest, equal to (1) the excess, if any, of the Merger Consideration over the fair market value on the date of grant of each share of Company Common Stock subject to the SAR multiplied by (2) the number of shares of Company Common Stock subject to such SAR immediately prior to the Effective Time.

        2.5. Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Company Options pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Parent so withholds amounts, such amounts shall be treated for all purposes as having been paid to the holder of Company Common Stock or Company Options, as the case may be, in respect of which Parent made such deduction and withholding.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or as otherwise expressly contemplated by this Agreement.

        3.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Each of the Company's subsidiaries (the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and the Company Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities, or the results of operations of the Company and the Company Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations set forth in this Agreement, or (iii) the ability of the Company to timely consummate the transactions contemplated by this Agreement. The Articles of Incorporation and

Bylaws of the Company and the Company Subsidiaries will not be amended prior to the Closing Date. The Company and the Company Subsidiaries have all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses substantially as now being conducted and necessary to own, operate and lease their properties and assets.

        3.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). Of such authorized shares, as of the date hereof, there are issued and outstanding 9,813,851 shares of Company Common Stock, 854,060 shares of Company Common Stock are issued and held in the treasury of Company, no shares of the Company Preferred Stock have been designated or issued, and no other capital stock of Company is issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws (as hereinafter defined). Except as set forth in the Company Disclosure Schedule, as of the date hereof there are no outstanding rights, including stock appreciation rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as set forth in the Company Disclosure Schedule, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of the Company and the Company Subsidiaries or the ownership thereof other than those imposed by the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), applicable state securities Laws or applicable corporate Law.

        3.3. Subsidiaries. Each Company Subsidiary is wholly owned by the Company and all of the capital stock and other interests of the Company Subsidiaries so held by the Company are directly or indirectly owned by it, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Company Subsidiaries directly or indirectly held by the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Company Subsidiaries held by the Company and no equity securities or other interests of any of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and

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

there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

        3.4. Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of Company in accordance with the Missouri Code and the Articles of Incorporation and Bylaws of the Company). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity ("Enforceability Exceptions").

         3.5. Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of the Company or any of the Company Subsidiaries is required in connection with the execution or delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri in accordance with the Missouri Code, (ii) filings with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"), (iii) Consents from or with Governmental Authorities set forth on the Company Disclosure Schedule, (iv) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"),
(v) a Second Supplemental Ruling Letter (as defined in Section 1.4 of the Consent and Agreement (as defined below)), and (vi) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have a Company Material Adverse Effect.

        3.6. No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of the Company or any of the Company Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Material Contract (as hereinafter defined) or other material obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound,
(iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or any Company Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in
Section 3.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which the Company or any Company Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have a Company Material Adverse Effect. The Agreement and Plan of Reorganization, dated as of August 7, 2000, by and between Ralcorp Holdings, Inc. ("Ralcorp") and the Company and the agreements ancillary thereto to which the Company is a party have been terminated and the Company shall have no further obligations thereunder (other than the obligation to pay a termination fee of $5 million to Ralcorp in connection with the Company's entering into this Agreement).

        3.7. Securities Filings and Litigation. The Company has made available to Parent true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended August 31, 1998, 1999 and 2000, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of the Company since April 1, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the SEC since April 1, 1998. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this section, are referred to collectively herein as the "Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Securities Filings subsequent to the date hereof, will comply in all material respects with the Exchange Act or the Securities Act, as applicable. There is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of the Company or any of its subsidiaries or otherwise relating to the Company or any of its subsidiaries or the securities of any of them, or any properties or rights of the Company or any of its subsidiaries or any Benefit Plan of the Company or any of its subsidiaries which is required to be described in any Securities Filing that is not so described. No event has occurred as a consequence of which the Company would be required to file a Current Report on Form 8-K pursuant to the requirements of the Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the SEC after the date hereof shall be provided to Parent on the date of such filing.

        3.8. Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Securities Filings (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act.

        3.9. Absence of Certain Changes. Except as set forth in the Securities Filings filed by the Company prior to the date of this Agreement, since August 31, 2000, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") (except for those Events caused by (x) conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or U.S./foreign currency exchange ratios involving multiple countries), (y) conditions affecting the animal feed industry in the regions in which Company operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or would reasonably be expected to have a Company Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Company or any Company Subsidiary wholly owned by the Company) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company or any Company Subsidiary; (iii) any return of any capital or other distribution of assets to shareholders of the Company or any Company Subsidiary (except to the Company or any Company

Subsidiary wholly owned by the Company); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; or (v) any other action or agreement or undertaking by the Company or any Company Subsidiary that, if taken or done on or after the date hereof without Parent's consent, would result in a breach of Section 5.1, below, and that has had or would reasonably be expected to have a Company Material Adverse Effect.

        3.10. Related Party Transactions. Except as set forth in the Securities Filings filed by the Company prior to the date of this Agreement, since August 31, 2000, the Company has not entered into any relationship or transaction of a sort that would be required to be disclosed pursuant to Item 404 of Regulation S-K by the Company in a proxy statement in connection with an annual meeting of shareholders.

        3.11. Compliance with Laws. The business of the Company and each Company Subsidiary has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary has conducted its business in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation has had or would reasonably be expected to have a Company Material Adverse Effect.

        3.12. Permits. The Company and the Company Subsidiaries have all material permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses (collectively, "Permits"), and neither the Company nor any Company Subsidiary is in violation of any Permit, and no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Permit, except any such violation or proceeding which does not and would not reasonably be expected to have a Company Material Adverse Effect.

        3.13. Finders and Investment Bankers. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreements with Wasserstein Perella & Co., Inc. and Houlihan Lokey Howard & Zukin, accurate and complete copies of which have been provided to Parent.

        3.14. Material Contracts. Neither the Company nor any Company Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any Securities Filing ("Material Contract") that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. The Company has made available to Parent true and accurate copies of the Material Contracts. All such Material Contracts are valid and binding and are in full force and effect and enforceable against the Company or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section 3.6 above, (i) no Consent of any person is needed in order that each such Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have a Company Material Adverse Effect, and (ii) neither the Company nor any of its subsidiaries is in violation or breach of or default under any such Material Contract; nor to the Company's knowledge is any other party to any such Material Contract in violation or breach of or default under any such Material Contract in each case where such violation or breach would have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or is subject to any contract or agreement that limits the ability of the Company or any Company Subsidiary, or would limit the ability of Parent or any subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any person or in any geographic area or during any period.

        3.15. Employee Benefit Plans. (a) There are no Benefit Plans (as defined below) or Foreign Plans (as defined below) maintained or contributed to by the Company or a Company Subsidiary under which the Company or a Company Subsidiary could incur any material liability other than the benefit obligations thereunder. A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause,
(a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase, stock appreciation or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of a specified person or their beneficiaries or dependents, (b) a multi-employer plan as defined in Section 3(37) of ERISA (a "Multi-Employer Plan"), or (c) a multiple employer plan as defined in Section 413 of the Internal Revenue Code of 1986, as amended (the "Code").

                (b) With respect to each Benefit Plan (where applicable): the Company has made available to Parent complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) the most recent annual report on the Form 5500 series; (iii) the most recent financial statement and/or annual and periodic accounting of plan assets; (iv) the most recent determination letter received from the IRS; and (v) the most recent summary plan description as defined in ERISA.

                (c) With respect to each Benefit Plan while maintained or contributed to by the Company: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and, to the knowledge of the Company, nothing has since occurred to cause the loss of the Benefit Plan's qualification; (ii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and, to the knowledge of the Company, there exists no circumstance under which the Company or Parent could incur liability under ERISA, the Code or otherwise; (iii) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (iv) all contributions and premiums due have fully been made and paid on a timely basis; and (v) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the Financial Statements in a manner satisfying the requirements of Financial Accounting Standards 87 and 88 except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a Company Material Adverse Effect.

                (d) No Benefit Plan is a pension plan subject to Title IV of ERISA or Section 412 of the Code. Each of the Benefit Plans has been maintained in compliance with its terms and all applicable Laws, except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. The Company does not contribute to, or have any outstanding liability with respect to, any Multi-employer Plan.

                (e) With respect to each Benefit Plan which is a welfare plan (as defined in ERISA Section 3(1)): (i) any liability for medical or death benefits with respect to current or former employees beyond their termination of employment (except as may be required by applicable Law) is provided for in the Financial Statements to the extent required by generally accepted accounting principles; (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; (iii) no term or provision of any such plan prohibits the amendment or termination thereof; (iv) Company has complied with Code Section 4980B, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a Company Material Adverse Effect; and (v) each such Benefit Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements.

                (f) Except as provided in Section 5.8 below, the consummation of the Merger will not, either alone or in conjunction with another event under the terms of any Benefit Plan: (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual; or (iii) give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. William P. Stiritz is not entitled to any additional payment or other compensation as a result of the execution of this Agreement, the consummation of the Merger or any of the actions contemplated hereunder.

                (g) With respect to each Benefit Plan which is contributed to or required to be maintained by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "Foreign Plans") except, in each case, for any deviations from the below which do not and would not reasonably be expected to have a Company Material Adverse Effect:

                        (i) Each of the Foreign Plans is in compliance with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans;

                        (ii) All contributions to, and payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the balance sheet;

                        (iii) All reports, returns and similar documents, if any, with respect to any Foreign Plan required to be filed with any governmental body or distributed to any Foreign Plan participant have been duly and timely filed or distributed or will be filed or distributed by the Closing Date, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan;

                        (iv) Each of the Foreign Plans has been administered at all times in accordance with its terms. To the knowledge of the Company, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operations of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and

                        (v) The consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any Foreign Plan other than the triggering of payment to participants.

        3.16. Taxes and Returns. (a) The Company and each of the Company Subsidiaries have timely filed or caused to be filed all material Tax Returns required to be filed by it, and all Tax Returns filed by the Company and the Company Subsidiaries are true, complete and correct in all material respects.

                (b) The Company and the Company Subsidiaries have each timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Financial Statements have been established.

                (c) There are no claims or assessments pending against the Company or any of the Company Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of the Company Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the Financial Statements have been established or which are being contested in good faith or are immaterial in amount).

                (d) There are no material federal, state, local or foreign audits or administrative proceedings pending with regard to any material amounts of Tax or Tax Return of the Company or the Company Subsidiaries and none of them has received a written notice of any proposed material audit or proceeding.

                (e) Neither the Company nor any of the Company Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes.

                (f) There are no outstanding requests by the Company or any of the Company Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

                (g) There are no liens for material amounts of Taxes on the assets of the Company or any of the Company Subsidiaries except for statutory liens for current Taxes not yet due and payable.

                (h) Neither the Company nor any Company Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of the Company Subsidiaries in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                (i) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, withholding, estimated, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

        3.17. No Adverse Actions. There is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of the Company Subsidiaries, with any supplier, customer or other person except such as would not reasonably be expected to have a Company Material Adverse Effect. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which would reasonably be expected to have a Company Material Adverse Effect.

        3.18. Fairness Opinion. The Company's Board of Directors and the Independent Committee of the Company's Board of Directors received from Wasserstein Perella & Co., Inc. an opinion to the effect that the Merger Consideration is fair to the holders of the shares of Company Common Stock from a financial point of view.

        3.19. Takeover Statutes and Charter. No "business combination," "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Sections 351.407 and
351.459 of the Missouri Code, applicable to the Company or any of the Company Subsidiaries is applicable to the Merger, this Agreement or the other transactions contemplated hereby (inasmuch as Company has approved the transactions contemplated by this Agreement for purposes of Section 351.459 of the Missouri Code and has taken all other requisite corporate action under the Takeover Statutes). The provisions of Article Four of the Articles of Incorporation of the Company are not applicable to the Merger, this Agreement or the other transactions contemplated hereby (inasmuch as there are one or more "Continuing Directors" (as defined in the Articles of Incorporation of the Company) and the Merger has been approved by a majority of them).

        3.20. Rights Plan. Under the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, dated as of March 31, 1998 and as amended on August 7, 2000 and on the date hereof (the "Rights Agreement"), neither Merger Sub, Parent nor any of their affiliates will become an "Acquiring Person," no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur, and the holders of any rights issued pursuant to the Rights Agreement will not be entitled to receive any benefits under the Rights Agreement as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the Merger.

        3.21. Ralston Purina Consents. The Company and Ralston Purina Company ("RP") have duly executed and delivered a Consent and Agreement as of the date set forth in the form attached as Exhibit A hereto (the "Consent and Agreement"). The Consent and Agreement is valid and binding and in full force and effect, and is enforceable against the parties (including by Parent) in accordance with its terms.

        3.22. WPS Amendment to Management Continuity Agreement. The Company and William P. Stiritz have duly executed and delivered the Second Amendment to the Management Continuity Agreement and Tax Indemnification Agreement in the form attached as Exhibit B hereto (the "WPS Continuity Agreement Amendment").

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") or as otherwise expressly contemplated by this Agreement.

        4.1. Organization and Good Standing. Parent and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Missouri, respectively. Each of Parent and Merger Sub is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" shall mean a material adverse effect on (i) the ability of Parent and Merger Sub to perform their obligations set forth in this Agreement or (ii) the ability of Parent and Merger Sub to timely consummate the transactions contemplated by this Agreement.

        4.2. Authorization; Binding Agreement. Parent and Merger Sub each have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of Parent's and Merger Sub's Board of Directors and by Parent in its capacity as sole shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes the legal, valid and binding agreements of both Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

        4.3. Governmental Approvals. No Consent from or with any Governmental Authority on the part of Parent or Parent Subsidiaries is required in connection with the execution or delivery by each of Parent and Merger Sub of this Agreement or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri in accordance with the Missouri Code, (ii) filings with the SEC and state securities laws administrators, (iii) consents from or with Governmental Authorities set forth on the Parent Disclosure Schedule, (iv) filings under the HSR Act, and (v) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have a Parent Material Adverse Effect.

        4.4. No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by each of Parent and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of Parent or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any material obligation to which Parent or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Parent or any Parent Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 above, contravene any Law currently in effect to which Parent or any Parent Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have a Parent Material Adverse Effect.

        4.5. Financing. As of the Closing Date, Parent will have the funds, either from its available cash and cash equivalents or from borrowings to be made under its existing credit facilities or other financing sources, necessary to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE V.

                       ADDITIONAL COVENANTS OF THE COMPANY

        The Company covenants and agrees as follows:

        5.1. Conduct of Business of the Company and the Company Subsidiaries. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct, and it shall cause the Company Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and the Company shall, and it shall cause the Company Subsidiaries to, use its or their respective reasonable best efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, neither the Company nor any Company Subsidiary will, without the prior written consent of Parent:

                (i) amend or propose to amend its Articles or Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

                (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any Company Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of the Company or any Company Subsidiary, except for the issuance of shares of Company Common Stock pursuant to the exercise of the Company Options outstanding on the date of this Agreement in accordance with their present terms;

                (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Company Subsidiary wholly owned by the Company, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                (iv) (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms and conditions prevailing in the market; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to a Company Subsidiary and customary travel, relocation or business advances to employees made in the ordinary course of business consistent with past practice); provided that, after notifying Parent, the Company and Company Subsidiaries may make capital expenditures that are in the ordinary course of business consistent with past practice and in accordance with the capital budget for the Company previously furnished to Parent (provided, further that, without the prior written consent of Parent, the capital expenditures made with respect to any individual project shall not exceed $250,000 and total capital expenditures in any three month period shall not exceed $5 million, in the aggregate); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties other than to secure debt permitted under (a) of this clause (iv) and other than transfers in the ordinary course of business consistent with past practice;.

                (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, management continuity, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than (a) as required pursuant to the terms of agreements in effect on the date of this Agreement, or (b) with respect to non-officer employees, such as are in the ordinary course of business consistent with past practice.

                (vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice;

                (vii) make or rescind any express or deemed election relating to Taxes of the Company, unless required to do so by applicable Law;

                (viii) settle or compromise any Tax liability of the Company or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

                (ix) file or cause to be filed any amended Tax Return with respect to the Company or any Company Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of the Company or any Company Subsidiaries; or

                (x)     prepare  or  file  any   Tax   Return  of  the   Company
        inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law.

        Furthermore, the Company covenants that from and after the date of this Agreement, unless Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each of the Company Subsidiaries to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Permits necessary for, or otherwise material to, such business.

        5.2. Notification of Certain Matters. The Company shall give prompt notice to Parent if any of the following occurs after the date of this
Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any Material Contract; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to
Section 3.5 or 3.6 above or not required to be disclosed pursuant to the terms thereof; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have a Company Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting the Company or any Company Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of the Company or any Company Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of the Company, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger, or any material development in connection with any Litigation disclosed by the Company in or pursuant to this Agreement or the Company Securities Filings; (vi) the occurrence of any Event that would reasonably be expected to cause a breach by the Company of any provision of this Agreement, and (vii) the occurrence of any Event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a breach by the Company of any provision of this Agreement.

        5.3. Access and Information. Between the date of this Agreement and the Effective Time, the Company will give, and will cause each of the Company Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, Parent, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, Tax Returns (and supporting schedules), books and records of or pertaining to the Company and the Company Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of applicable securities laws or the NYSE. The foregoing access will be subject to restrictions contained in confidentiality agreements to which the Company is subject; provided that the Company shall use its reasonable best efforts to obtain waivers of such restrictions.

        5.4. Shareholder Approval. As soon as practicable, the Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby and for such other purposes as may be necessary or desirable in the opinion of Parent and the Company in connection with effectuating the transactions contemplated hereby (the "Company Proposal"). Except as otherwise contemplated by this Agreement and subject to the exercise of their fiduciary duties, the Board of Directors of the Company (i) will recommend to the shareholders of the Company that they approve the Company Proposal, and (ii) will use its reasonable best efforts to obtain any necessary approval by the Company's shareholders of the Company Proposal, including, without limitation, voting the shares of Company Common Stock held by such directors for such adoption and approval.

        5.5. Reasonable Best Efforts. Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, (ii) the defending of any Litigation against the Company or any Company Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and
(iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. The Company will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any Litigation referred to in clause (ii) above brought against or involving the Company or any Company Subsidiary.

        5.6. Public Announcements. So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Company Proposal or the transactions contemplated by this Agreement without the consent of Parent which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NYSE or any securities exchange, in which case the Company, to the extent practicable, prior to making such announcement, shall consult with Parent regarding the same.

        5.7. Compliance. In consummating the Merger and the transactions contemplated hereby, the Company shall comply, and/or cause the Company Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

        5.8. Company Benefit Plans. Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of the Company or a Company Subsidiary shall be made without the consent of Parent; nor shall the Company or a Company Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Other than as expressly provided in Section 5.13, neither the Company nor any Company Subsidiary shall make any amendment to any Benefit Plan or any awards thereunder without the consent of Parent.

        5.9. Solicitation of Acquisition Proposal. (a) Subject to compliance with Section 5.9(c), for a period of thirty (30) days from the date of this Agreement (the "Initial Solicitation Period"), the Company shall have the right to, directly or indirectly, take action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal (as defined in Section 5.9(d)), or (2) participate in discussions or negotiations with, or furnish information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the Company and its advisors and representatives may furnish information only pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those then in place with Parent. It is expressly understood and agreed that subject to compliance with
Section 5.9(c) and the proviso set forth in the prior sentence, during the Initial Solicitation Period, the Company's officers, directors, and financial and legal advisors shall be permitted to actively encourage and solicit inquiries from, initiate and engage in discussions with, and provide any information to, any party for the purpose of receiving any Acquisition Proposal without violating this Agreement. In the event that during the Initial Solicitation Period, the Company receives any inquiry or proposal that constitutes, or could reasonably lead to, an Acquisition Proposal (any of the foregoing, an "Initial Period Acquisition Inquiry"), then, subject to compliance with Section 5.9(c) and the proviso contained in the first sentence of this
Section 5.9(a), for fifteen days after the Initial Solicitation Period (and prior to the Company Shareholders Meeting), the Company shall have the right to
(A) continue to encourage (including by way of furnishing nonpublic information) and/or facilitate the making of Acquisition Proposals by persons that made Initial Period Acquisition Inquiries (the "Initial Period Inquirors"), (B) continue to participate in discussions or negotiations with, or furnish information to, the Initial Period Inquirors in connection with, or take any other action to facilitate any inquiries or the making of any proposal by the Initial Period Inquirors that constitute, or could reasonably be expected to lead to, an Acquisition Proposal from such Initial Period Inquirors, and (C) permit its officers, directors, and financial and legal advisors to engage in discussions with, and provide any information to, the Initial Period Inquirors for the purpose of receiving Acquisition Proposals from the Initial Period Inquirors. In the event that, during the Initial Solicitation Period (or during the subsequent 15 days, if from an Initial Period Inquiror), the Company receives an Acquisition Proposal that the Board of Directors of the Company determines in good faith is reasonably likely to result in a Superior Proposal (as defined in Section 5.9(d)), then, subject to (x) compliance with Section 5.9(c) and the proviso contained in the first sentence of this Section 5.9(a) and (y) if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is reasonably likely to be necessary to do so to discharge its fiduciary duties to the shareholders of the Company, the Company may, following the Initial Solicitation Period and prior to the Company Shareholders Meeting, (A) continue to encourage (including by way of furnishing nonpublic information) and/or facilitate such Acquisition Proposal,

(B) continue to participate in discussions or negotiations with, or furnish any information to, the person making such Acquisition Proposal, and (C) permit its officers, directors, and financial and legal advisors to engage in discussions with, and provide any information to, the person making such Acquisition Proposal without any violation of this Agreement.

                (b) Subject to Section 5.9(a) above, after the Initial Solicitation Period, the Company shall not, directly or indirectly, take any action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal, (2) enter into any agreement with respect to any Acquisition Proposal or (3) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to shareholders, the Company may, prior to the Company Shareholders Meeting, in response to an Acquisition Proposal that the Board of Directors of the Company determines in good faith is reasonably likely to result in a Superior Proposal and subject to such party's compliance with Section 5.9(c),
(A) furnish information with respect to the Company to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those then in place with Parent and (B) participate in discussions with respect to such Acquisition Proposal. It is expressly understood and agreed that with respect to the foregoing proviso, the Company's legal and financial advisors shall be able to make inquiries, and engage in discussions, with any party that has made an Acquisition Proposal (and such party's legal and financial advisors) in order to elicit information to allow the Company's Board of Directors to determine in good faith if such Acquisition Proposal is reasonably likely to result in a Superior Proposal.

                (c) The Company will as promptly as practicable (but in any event within two business days) (x) communicate to Parent any Acquisition Proposal received by the Company or any of its advisors or representatives (in each case, whether written or oral), including the material terms of any such proposal (including any changes or amendments thereto) and the identity of the person and its affiliates making the same, and (y) inform Parent of any information requested from the Company or any of its advisors or representatives, and of any negotiations or discussions being sought to be initiated with the Company or any of its advisors or representatives, in each case in connection with any Acquisition Proposal. The Company will keep Parent informed of the status of any discussions, negotiations or further inquiries regarding any Acquisition Proposal, including, without limitation, providing Parent with copies of (x) any written Acquisition Proposals or written indications of interest with respect to potential Acquisition Proposals received by the Company or any of its advisors or representatives and (y) any information delivered to any person in connection with any Acquisition Proposal or potential Acquisition Proposal which has not been previously delivered to Parent.

                (d) "Acquisition Proposal" means any offer or proposal concerning any (1) merger, consolidation, business combination, or similar transaction involving the Company, (2) sale, lease or other disposition of assets of the Company representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (3) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company or (4) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting capital stock of the Company. "Superior Proposal" means a bona fide Acquisition Proposal made by a third party which was not solicited by the Company in violation of this Agreement, its subsidiaries, representatives or other affiliates and which, in the good faith judgment of the Company's Board of Directors, taking into account, to the extent deemed appropriate by the Company's Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is more favorable to the Company's shareholders (in their capacity as shareholders), from a financial point of view, than the transactions contemplated by this Agreement.

                (e) If the Company's Board of Directors is prepared to accept a Superior Proposal or to withdraw, or modify or change in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger and/or the Company Proposal, then the Company shall give Parent three business days notice thereof and furnish Parent with a copy of an agreement the Company is prepared to execute with respect to the transaction contemplated by such proposal. If Parent indicates that it may make an alternative proposal, the Company will establish an auction procedure whereby, for a period of three business days following the day in which the Company shall have given the notice referred to in the prior sentence, Parent and the party making the Superior Proposal will have the opportunity to make their respective offers to be considered by the Company. The Company shall accept the offer from such party that the Company's Board of Directors shall have determined that, if consummated, is reasonably likely to result in a transaction that is more favorable to the Company's shareholders (in their capacity as shareholders) from a financial point of view. Notwithstanding anything to the contrary contained herein, the Company may not definitively accept a Superior Proposal unless the Company concurrently therewith terminates this Agreement pursuant to Section

9.1(f) and,  concurrently with such  termination,  makes the payment required by
Section 9.2(b).

        5.10. SEC and Shareholder Filings. The Company shall send to Parent a copy of all public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

        5.11. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the transactions contemplated hereby, the Company and the members of its Board of Directors will grant such approvals and will take such other actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the transactions contemplated hereby.

         5.12     Second Supplemental Ruling Letter.

         (a) The Company shall use reasonable best efforts to obtain from the IRS a Second Supplemental Ruling Letter (as defined in Section 1.4 of the Consent and Agreement). In that regard, as promptly as possible following the execution of this Agreement, the Company, through its outside tax counsel, Sutherland Asbill & Brennan LLP ("SAB"), shall prepare and file a request for a Second Supplemental Ruling Letter from the Internal Revenue Service (the "IRS"). The request for such supplemental ruling letter (including any subsequent submissions) is hereafter referred to as the "Second Supplemental Ruling Request." In addition, the Company, through SAB, shall engage in such discussions with the IRS as are reasonably necessary to facilitate the obtaining of the Second Supplemental Ruling.

         (b) Parent agrees to use reasonable best efforts to cooperate fully and promptly with the Company and SAB in reviewing drafts of the Second Supplemental Ruling Request (which drafts shall be made available, when reasonably complete, to Parent and its outside tax counsel, Fried, Frank, Harris, Shriver & Jacobson ("FF")), and in otherwise responding to any reasonable requests for information that may be reasonably required in connection with the preparation or IRS processing of the Second Supplemental Ruling Request. Prior to being filed with the IRS, the Second Supplemental Ruling Request, and any subsequent written submissions that may be required by the IRS in connection with its processing of the Second Supplemental Ruling Request, shall be approved by Parent or FF, which approval shall be communicated in writing to SAB and shall not be unreasonably withheld. The Company, through SAB, shall promptly advise Parent, through FF, of all communications with the IRS in connection with its processing of the Second Supplemental Ruling Request and provide Parent and FF, with copies of all such communications that are in writing. The Company shall provide Parent and FF reasonable notice of any meeting or discussions with the IRS with respect to the

Second Supplemental Ruling Request and give Parent and FF the opportunity to attend such meetings and participate in such discussions. In the event that Parent seeks an opinion of counsel with respect to the tax effect of the Merger on the Company's spin-off from RP, the Company shall provide such counsel with such representations as are reasonably necessary to support such opinion.

         (c) Notwithstanding anything to the contrary contained herein, Parent in its sole discretion may at any time agree (by providing written notice to the Company) that the condition set forth in Section 8.3.6 may be satisfied by delivery to RP of a Tax Opinion.

                                   ARTICLE VI.

                  ADDITIONAL COVENANTS OF PARENT AND MERGER SUB

        Parent and Merger Sub covenant and agree as follows:

        6.1. Notification of Certain Matters. Parent shall give prompt notice to the Company if any of the following occurs after the date of this Agreement:
(i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 4.3 or 4.4 above or not required to be disclosed pursuant to the terms thereof; (ii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an Event which would reasonably be expected to have a Parent Material Adverse Effect;
(iv) the commencement or threat of any Litigation involving or affecting Parent or any Parent Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Parent or any Parent Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of Parent, which relates to the consummation of the Merger; and (v) the occurrence of any Event that would reasonably be expected to cause a breach by Parent of any provision of this Agreement.

        6.2. Reasonable Best Efforts. Subject to the terms and conditions herein provided, Parent and Merger Sub agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby, (ii) the defending of any Litigation against Parent or any Parent Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Parent and Merger Sub agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

        6.3. Public Announcements. So long as this Agreement is in effect, Parent shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Company Proposal or the transactions contemplated by this Agreement without the consent of the Company which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NYSE or any securities exchange, in which case Parent, to the extent practicable, prior to making such announcement, shall consult with the Company regarding the same.

        6.4. Director and Officer Liability. (a) The Surviving Corporation shall indemnify and hold harmless and advance expenses to the present and former officers and directors of the Company, and each person who prior to the Effective Time becomes an officer or director of the Company (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) to the fullest extent permissible under applicable law (collectively, the "Indemnified Losses"). Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 6.4(a). The Surviving Corporation shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to the Surviving Corporation the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by the Surviving Corporation in connection with such matter.

                (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) covering each Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof (which policies have been made available by the Company to Parent); provided that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of premium paid by the Company as of the date hereof for such insurance, then the Surviving Corporation shall provide a policy with the best coverage as shall then be available at 200% of such rate.

                (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 6.4 shall be in addition to any rights such Indemnified Person may have under the Articles of Incorporation or Bylaws of the Company, any agreement providing for indemnification, or under the laws of the State of Missouri or any other applicable Laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        6.5. Company Employee Agreements. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with its terms, each existing management continuity agreement and other severance arrangement of the Company or between the Company and any of its officers or employees.

                                  ARTICLE VII.

                                 PROXY STATEMENT

        Parent and the Company shall cooperate and promptly prepare and the Company shall file with the SEC as soon as practicable a proxy statement with respect to the Company Shareholders Meeting (the "Proxy Statement"). The parties will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall use all reasonable efforts, and Parent will cooperate with the Company, to have the Proxy Statement cleared by the SEC as promptly as practicable. The Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any verbal comments with respect to the Proxy Statement received from the SEC. The Company agrees that the Proxy
Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the Company Shareholders Meeting will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning Parent furnished to the Company by Parent specifically for use in the Proxy Statement. Parent agrees that the written information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Shareholders Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent. The Company will advise Parent promptly of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Whenever any event or condition affecting the Company or Parent occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, such party will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and in mailing to shareholders of the Company, such amendment or supplement.

                                  ARTICLE VIII.

                                   CONDITIONS

        8.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

                8.1.1. Company Shareholder Approval. The Merger shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of the Company in accordance with the Missouri Code and the Company's Articles of Incorporation.

                8.1.2. No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn by the Effective Time. Parent and the Company shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Effective Time.

                8.1.3. Governmental Approvals. All Consents of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereafter defined), except (x) as may be waived by Parent or (y) those the failure of which to obtain will have neither a Company Material Adverse Effect nor a Parent Material Adverse Effect. The term "Final Order" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy with such or any other Governmental Authority is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                8.1.4. HSR Act. The waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted, and no action, suit, proceeding or investigation shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a Final Order having the effect of permitting the consummation of the transactions contemplated by this Agreement shall have been entered against such Department or Commission, as the case may be.

        8.2. Conditions to Obligations of the Company. The obligation of the Company to effect the Company Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by the Company:

                8.2.1. Parent Representation and Warranties. As of the Closing Date, none of the representations or warranties of Parent contained in this Agreement, disregarding any qualifications herein regarding materiality or Parent Material Adverse Effect, shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a Parent Material Adverse Effect.

                8.2.2. Performance by Parent. Parent shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent on or prior to the Closing Date.

                8.2.3.  No   Material  Adverse  Change.    There  shall not have
occurred after the date hereof any Event that has had or reasonably would be expected to have a Parent Material Adverse Effect.

                8.2.4. Certificates and other Deliveries. Parent shall have delivered to the Company a certificate executed on its behalf by its Chief
Executive Officer to the effect that the conditions set forth in Subsections 8.2.1, 8.2.2 and 8.2.3, above, have been satisfied.

        8.3. Conditions to Obligations of Parent. The obligations of Parent to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by Parent:

                8.3.1. Company Representations and Warranties. As of the Closing Date, none of the representations or warranties of the Company contained in this Agreement, disregarding any qualifications herein regarding materiality or Company Material Adverse Effect shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a Company Material Adverse Effect.

                8.3.2. Performance by the Company. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company on or prior to the Closing Date.

                8.3.3. No Material Adverse Change. There shall have not occurred after the date hereof any Event (except for those Events caused by (x) conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or U.S./foreign currency exchange ratios involving multiple countries), (y) conditions affecting the animal feed industry in the regions in which the Company operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or reasonably would be expected to have a Company Material Adverse Effect.

                8.3.4. Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate executed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Subsections 8.3.1, 8.3.2 and 8.3.3, above and 8.3.7 below, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Missouri stating that the Company is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and of the shareholders of the Company approving the Company Proposal, certified by the Secretary or an Assistant Secretary of the Company; (iv) a true and complete copy of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Missouri, and a true and complete copy of the Bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company; and (v) such other documents and instruments as Parent reasonably may request.

                8.3.5. Required Consents. Any required Consents of any person to the Merger or the transactions contemplated hereby as described in Sections 3.5, 3.6, 4.3 and 4.4 shall have been obtained and be in full force and effect, except for those the failure of which to obtain will have neither a Company Material Adverse Effect nor a Parent Material Adverse Effect.

                8.3.6. Spin-Off Ruling/Opinion. The Company shall have delivered to RP a Second Supplemental Ruling Letter from the IRS (reasonably acceptable to Parent) or, in the event that Parent has agreed that the condition contained in this Section 8.3.6 may be satisfied by delivery to RP of a Tax

Opinion (as defined below) as contemplated by Sections 5.12(c) and/or 9.1(d), RP shall have received an opinion of counsel (in form and substance reasonably acceptable to Parent) as contemplated by Section 1.4 of the Consent and Agreement (a "Tax Opinion").

                8.3.7. Effectiveness of WPS Continuity Agreement Amendment. The WPS Continuity Agreement Amendment shall be in full force and effect, and enforceable against William P. Stiritz in accordance with its terms.

                8.3.8. Effectiveness of Consent and Agreement. The Consent and Agreement shall be in full force and effect, and enforceable against the parties (including by Parent) in accordance with its terms.


                                   ARTICLE IX.

                           TERMINATION AND ABANDONMENT

        9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company:

                (a)     by mutual consent of the Company and Parent;

                (b) (1) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 8.2.1 or Section 8.2.2 will not be satisfied and, in either such case, such breach or condition has not been promptly cured within 30 days following receipt by Parent of written notice of such breach; (2) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that
Section 8.3.1 or Section 8.3.2 will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

                (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable (so long as the party seeking termination is not in breach of Section 5.5 or Section 6.2 hereof);

                (d) by either Parent or the Company if the Merger shall not have been consummated before the "End Date", which shall be April 30, 2001; provided, however, that if on April 30, 2001, the condition to closing set forth in Section 8.3.6 shall not have been satisfied (or waived by Parent) but all other conditions to consummation of the Merger shall have been satisfied (or waived) or shall be capable of being satisfied, then either party shall have the right to extend the End Date to June 30, 2001. If the Second Supplemental Ruling Letter has not been received by June 30, 2001, but the Second Supplemental Ruling Request is still pending at that date, Parent shall have the right to extend the End Date until August 31, 2001 and shall have the right until August 31, 2001 to agree (by providing a written notice to the Company) that the condition set forth in Section 8.3.6 may be satisfied by delivery to RP of a Tax Opinion; provided, however, that, unless otherwise determined by Parent, efforts to obtain the Second Supplemental Ruling Letter shall continue as provided in
Section 5.12 at least until August 31, 2001. If at any time prior to August 31, 2001 the IRS communicates to the Company or SAB that (i) for any reason, the IRS declines to rule on the Second Supplemental Ruling Request, or (ii) the IRS has finally determined that it would rule adversely, Parent shall be promptly notified of such communication and shall then have 30 days (measured from the date Parent reasonably confirms based on discussion with the IRS that the Company is unable to obtain either any ruling or a favorable ruling (such date, the "IRS Ruling Notification Date")), or such lesser number of days until August 31, 2001, to nonetheless agree (by providing a written notice to the Company) that the condition set forth in Section 8.3.6 may be satisfied by delivery to RP of a Tax Opinion. If Parent fails to so agree by the expiration of such 30 day period (or by August 31, 2001, if earlier), the Company shall have the right to terminate this Agreement pursuant to this paragraph (d), notwithstanding that the End Date has not occurred. Parent shall have the right to terminate this Agreement pursuant to this paragraph (d) at any time after the IRS Ruling Notification Date, notwithstanding that the End Date has not occurred. Notwithstanding the foregoing, a party shall not be permitted to extend the End Date or terminate this Agreement pursuant to this paragraph (d) if the failure of the Effective Time to occur by the End Date shall be due to the failure of such party to perform or observe in all material respects the covenants and agreements of such party set forth herein;

                (e) by either Parent or the Company if the transactions contemplated by this Agreement shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Shareholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

                (f)     prior   to  the  Company  Shareholders  Meeting,  by the
Company concurrently with its acceptance of a Superior Proposal; or

                (g) by Parent, if the Board of Directors of the Company shall have withdrawn, or modified or changed, in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger and/or the Company Proposal.

        9.2. Effect of Termination. (a) In the event of the termination of this Agreement by either the Company or Parent pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of this Section 9.2, Section 10.1 and Section 10.7, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                (b) The Company and Parent agree that the Company shall pay to Parent $10,000,000 (the "Termination Fee") solely as follows: (1) if all of the following occur (A) the Company or Parent shall terminate this Agreement pursuant to Section 9.1(d) or (e), (B) at any time after the date of this Agreement and prior to the Company Shareholders Meeting there shall have been publicly announced an Acquisition Proposal and (C) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to an Acquisition Proposal, (2) if the Company shall terminate this Agreement pursuant to Section 9.1(f), or (3) if Parent shall terminate this Agreement pursuant to Section 9.1(g).

                (c)     The Termination  Fee  required  to be paid  pursuant  to
Section 9.2(b)(1) shall be paid to Parent not later than five business days after the Company enters into a definitive agreement with respect to an Acquisition Proposal. The Termination Fee to be paid to Parent pursuant to
Section 9.2(b)(2) shall be paid to Parent concurrently with notice of termination of this Agreement by the Company. The Termination Fee to be paid to Parent pursuant to Section 9.2(b)(3) shall be paid to Parent no later than five business days after the Company's receipt of notice of termination of this Agreement by Parent. All payments under Section 9.2(b) shall be made by wire transfer of immediately available funds to an account designated by Parent.

                                   ARTICLE X.

                                  MISCELLANEOUS

        10.1. Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv)
consented to in writing by Parent and the Company, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company and the Company Subsidiaries, Parent and the Parent Subsidiaries, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Parent or the Company, after consultation with the other party to the extent practicable, may file with the SEC any written communications relating to the Merger and the transactions contemplated hereby pursuant to Regulation 14A promulgated under the Securities Act. Parent and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, Parent and the Company shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

        10.2. Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among the Company, Parent and Merger Sub, whether before or after approval of this Agreement and the Merger by the shareholders of the Company, except that following approval by the shareholders of the Company, there shall be no amendment or change to the provisions hereof with respect to the Merger Consideration without further approval by the shareholders of the Company, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

        10.3. Waiver of Compliance; Consents. Any failure of the Company on the one hand, or Parent or Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent on the one hand, or the Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.3.

        10.4. Survival of Representations and Warranties. The respective representations and warranties of the Company and Parent contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

        10.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)     if to Agribrands, to:

                          Agribrands International, Inc.
                          9811 South Forty Dr.
                          St. Louis, Missouri 63124
                          Attention: Chairman of the Board, Chief Executive
                            Officer and President
                          Telecopy:   (314) 812-0409

                        with a copy to:

                          Latham & Watkins
                          633 West 5th Street, Suite 4000
                          Los Angeles, CA 90071
                          Attention:   Gary Olson, Esq.
                          Telecopy:   (213) 891-8763

                        and with a copy to:

                          Bryan Cave LLP
                          211 North Broadway, Suite 3600
                          St. Louis, Missouri 63102-2750
                          Attention:   Don G. Lents, Esq.
                          Telecopy:   (314) 259-2020

                        and

                (ii)    if to Parent or Merger Sub, to:

                          Cargill, Incorporated
                          P.O. Box 5624
                          Minneapolis, MN  55440
                          Attention: Linda L. Cutler, Esq.
                          Vice President, Assistant General Counsel and
                            Assistant Secretary
                          Telecopy:   (952) 742-6349
                        with a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          One New York Plaza
                          New York, New York  10004
                          Attention:   Gary P. Cooperstein, Esq.
                          Telecopy:   (212) 859-4000

        10.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

        10.7.   Expenses.   All costs  and expenses  incurred in connection with
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Merger.

        10.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Missouri, and the parties hereto consent to the jurisdiction of the courts of or in the State of Missouri in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

        10.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.10. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

        10.11. Entire Agreement. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith including, but not limited to, the Company Disclosure Schedule and Parent
Disclosure Schedule, which schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

        10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions in this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches hereof or thereof and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

        10.13. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided, however, that the parties hereto specifically acknowledge that the provisions of Section 6.4 above, are intended to be for the benefit of, and shall enforceable by, the officers and directors of the Company and/or the Company Subsidiaries affected thereby and their heirs and representatives.



                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                       CARGILL, INCORPORATED



                                       By:
                                          ---------------------------

                                            Name:
                                            Title:


                                       AGRIBRANDS INTERNATIONAL, INC.



                                       By:
                                          ---------------------------
                                            Name:
                                            Title:


                                       ABACUS ACQUISITION CORP.



                                       By:
                                          ---------------------------
                                            Name:
                                            Title: